UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                         December 30, 2003 (December 29, 2003)

     Alliance Bancorp of New England, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

348 Hartford Turnpike, Vernon, CT	06066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (860) 875-2500

     Not Applicable
(Former name or former address, if changed since last report)

Item 9.      Regulation FD Disclosure

•	Effective as of the close of business on December 12, 2003, American Stock Transfer & Trust Company began acting as transfer agent for Alliance Bancorp of New England, Inc. (“Alliance”). American Stock Transfer & Trust Company will provide all the services to shareholders that were previously provided by Registrar and Transfer Company. American Stock Transfer & Trust Company is located at 59 Maiden Lane, Plaza Level, New York, New York 10038 and can be reached at (800) 937-5449 or at their Internet site www.amstock.com.

•	On December 29, 2003, certain executive officers of Alliance and Tolland Bank exercised options pursuant to agreements between such executives, New Haven Savings Bank, Alliance, and Tolland Bank. The executives are: Joseph H. Rossi, Patrick J. Logiudice, David H. Gonci, Gerald D. Coia, Cynthia S. Harris, Karen Ouimet-Matusek and Donald G. Lorusso. In addition, certain directors also exercised options on December 29, 2003. The directors are D. Anthony Guglielmo and Kenneth R. Peterson.

               The information included in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 30, 2003	ALLIANCE BANCORP OF NEW ENGLAND, INC. Registrant

		By:	/s/ David H. Gonci
David H. Gonci Senior Vice President/ Chief Financial Officer